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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact names of registrants as specified in their charters)

Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission file numbers)	13-3989167 74-1282680 (IRS employer identification nos.)
4444 Brittmoore Road, Houston, Texas 77041 (Address of principal executive offices) (Zip code)

(713) 335-7000
(Registrants' telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On June 22, 2004, Weatherford International Ltd., a stockholder of Universal Compression Holdings, Inc. (the "Company"), sold a total of 3,000,000 shares of the Company's common stock at a price of $30.05 per share. These shares were sold pursuant to an effective registration statement filed by the Company under the Securities Act of 1933. Immediately following this sale, Weatherford International Ltd. owned 10,750,000 shares, or approximately 34%, of the Company's outstanding common stock.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: June 24, 2004	By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson Senior Vice President and Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE